UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2024 (August 5, 2024)

1847 Holdings LLC
(Exact name of registrant as specified in its charter)

Delaware	001-41368	38-3922937
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

590 Madison Avenue, 21st Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(212) 417-9800
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	EFSH	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth below in Item 2.01 is hereby incorporated by reference into this Item 1.01.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth under Item 1.01 is incorporated by reference into this Item 2.01.

1847 Holdings LLC (the “Company”) is a limited guarantor of an Amended and Restated Credit and Security Agreement (the “Loan”) that was entered into on September 11, 2023, between AB Lending SPV I LLC d/b/a Mountain Ridge Capital (the “Lender”), ICU Eyewear, Inc. (“ICU”), ICU Eyewear Holdings, Inc., and 1847 ICU Holdings Inc. (the “ICU Parties”). Pursuant to the Loan, the Lender had a security interest in all the assets of ICU. ICU was in default under the Loan and, with the approval of the other ICU Parties, consented to a foreclosure by Lender and private sale of substantially all of its assets in an Article 9 sale process, pursuant to Section 9-610 of the Uniform Commercial Code as in effect in the State of New York and Section 9-610 of the Uniform Commercial Code as in effect in the State of California (the “Asset Sale”). On August 5, 2024, ICU Eyecare Solutions Inc. (ICU Solutions), an entity that is not affiliated with the Company, was the successful bidder of the Asset Sale with a cash bid of FOUR MILLION TWO HUNDRED AND FIFTY THOUSAND AND NO/100 DOLLARS ($4,250,000.00) (the “Purchase Price”). Pursuant to an agreement dated August 5, 2024 and in consideration for the Purchase Price, the Lender having foreclosed on its security interest in all of the Assets of ICU then conveyed all of its rights, title, and interest in all of such assets to ICU Solutions.

In connection with the Asset Sale, the Company and the ICU Parties entered into a non-competition agreement pursuant to which the Company and each other ICU Party agreed that, from and after August 5, 2024 and ending on August 5, 2029, it will not own, manage, control, participate in, or in any manner engage in the sale at wholesale or retail of (i) eyewear products, including eyeglasses, sunglasses, reading glasses, frames for eyeglasses, sunglasses, and reading glasses, and (ii) eyewear accessories, including cases, chains, cords and lanyards.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information set forth above in Item 2.01 is hereby incorporated by reference into this Item 2.04.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit
10.1	Amended and Restated Credit and Security Agreement, dated September 11, 2023, among AB Lending SPV I, LLC, d/b/a Mountain Ridge Capital, ICU Eyewear, Inc., ICU Eyewear Holdings, Inc. and 1847 ICU Holdings Inc.
10.2	Limited Guaranty Agreement, dated September 11, 2023, by 1847 Holdings LLC in favor of AB Lending SPV I, LLC, d/b/a Mountain Ridge Capital
10.3	Non-Competition Agreement, dated August 5, 2024, among 1847 Holdings LLC, ICU Eyecare Solutions Inc., ICU Eyewear, Inc., ICU Eyewear Holdings, Inc. and 1847 ICU Holdings Inc.
99.1	Press Release issued on August 8, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 9, 2024	1847 HOLDINGS LLC

/s/ Ellery W. Roberts
	Name:	Ellery W. Roberts
	Title:	Chief Executive Officer

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